Exhibit 10.5

Strictly Confidential

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made on [Execution Date] (the “Effective Date”) by and among:

1.	[Name of investor(s)] (the “Investors”);

2.	Hesai Group, an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Cayman Company”);

3.	Hesai Hong Kong Limited, a limited liability company duly established and existing under the Laws of Hong Kong (the “HK Company”);

4.	Shanghai Hesai Technology Co., Ltd. (上海禾赛科技有限公司), a limited liability company incorporated under the Laws of the PRC (the “Shanghai Hesai”); and

5.	The Persons as set forth in Schedule A (each a “Key Party” and together, the “Key Parties”).

Cayman Company, HK Company, Shanghai Hesai and the Key Parties are referred to herein collectively as the “Warrantors”. Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A.	Shanghai Hesai and all the existing shareholders of Shanghai Hesai at that time entered into a Joint Venture Contract on July 23, 2020 (the “Original JV Contract”), and Shanghai Hesai and such shareholders terminated the Original JV Contract on August 14, 2020 pursuant to the Promoters Agreement entered into by and among them on August 1, 2020;

B.	Under the Original JV Contract, shareholders defined as “investors” (the “Prior Investors”) are entitled to certain preferences and rights, including but not limited to preemptive right, anti-dilution right, right to appoint directors, voting right, right of first refusal, co-sale right, redemption right, information right, inspection right, and liquidation preference right (the “Previous Preferences”);

C.	In order to apply an initial public offering on NYSE, NASDAQ, or other reputable stock exchange approved by the Board of the Cayman Company and the board of directors of Shanghai Hesai (the “Oversea IPO”), the Warrantors intend to implement the Reorganization Plan, after which, (1) Cayman Company will hold 100% interests in Shanghai Hesai through HK Company, and (2) the equity interests of the existing shareholders in Shanghai Hesai will be mirrored in the Cayman Company;

D.	The Parties have entered into CLASS B ORDINARY SHARE PURCHASE AGREEMENT (the “Purchase Agreement”) dated on or around the date of this Agreement. The Investors intend to subscribe for certain Class B Ordinary Shares of the Cayman Company, on the terms and conditions set forth in the Purchase Agreement.

NOW, THEREAFTER, THE PARTIES AGREED as follows:

1. Interpretation.

Unless specified otherwise, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. rights of THE iNVESTOR

2.1            Registration Rights.

The Cayman Company hereby grants to the Investors the registration rights set forth in Schedule B attached hereto (the “Registration Rights”), and such terms in Schedule B hereto form an integral part of this Agreement and are binding on the Parties as if such terms were set forth in the body of this Agreement.

2.2            Issuance of New Securities and Preemptive Right.

2.2.1 Issuance of New Securities. Unless otherwise approved by the Board, the board of directors of Shanghai Hesai (as applicable) and the holders of majority voting power of Class B Ordinary Shares, Shanghai Hesai and/or Cayman Company shall not issue any New Securities (as defined below) of the Group Companies after the Effective Date.

2.2.2 Shanghai Hesai and Cayman Company hereby grant to the Investors the preemptive right to purchase the Investor’s Preemptive Pro Rata Share (as defined 2.2.3 below), of all (or any part) of any New Securities (as defined below) that the Group Companies may from time to time issue after the Effective Date (the “Preemptive Right”). The Investors shall be entitled to apportion its Preemptive Right hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

2.2.3 Preemptive Pro Rata Share. Each Investor’s “Preemptive Pro Rata Share” for purposes of the Preemptive Right under this Section 2.2 shall be equal to (i) the number of the New Securities proposed to be issued, multiplied by (ii) a fraction, the numerator of which shall be the number of ordinary shares (calculated on a fully-diluted and as-converted basis) held by such Investor, and the denominator of which shall be the total number of ordinary shares (calculated on an as-converted and fully-diluted basis) then issued and outstanding of Shanghai Hesai or Cayman Company (as applicable) immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

Strictly Confidential

2.2.4 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Group Companies issued after the Effective Date, except for:

(i)            up to 22,666,667 Class B Ordinary Shares to be issued to the Investors and the Co-Investors in the Exempted Transactions;

(ii)            up to 16,365,047 Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued or issuable to officers, directors, employees and consultants of the Group Companies pursuant to the ESOP duly approved by the Board;

(iii)            any Equity Securities of the Group Companies issued in connection with any share split, share dividend, reclassification or other similar event; and

(iv)            any Ordinary Shares of the Cayman Company issued pursuant to the Reorganization Plan.

2.2.5 Procedure. In the event that Shanghai Hesai and/or Cayman Company propose to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to the Investors a written notice (“Participation Notice”) of its intention to issue New Securities, describing the amount and type of New Securities, the price and the general terms upon which Shanghai Hesai and/or Cayman Company proposes to issue such New Securities. The Investors shall have twenty (20) days from the date of receipt of any such Participation Notice to agree in writing to purchase up to its Preemptive Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to Shanghai Hesai and/or Cayman Company and stating therein the quantity of New Securities to be purchased.

2.2.6 Permitted Issuance to the Potential Subscriber. For a period of sixty (60) days following the expiration of the twenty (20) day period during which each Investor may elect to purchase any Preemptive Pro Rata Share, Shanghai Hesai and/or Cayman Company may issue any New Securities with respect to which the Investor’s Preemptive Right were not exercised, to the potential subscriber identified in the Participation Notice and at a price and upon terms not more favorable than specified in the Participation Notice. In the event Shanghai Hesai and/or Cayman Company has not issued such New Securities within such sixty (60) day period, Shanghai Hesai and/or Cayman Company shall not thereafter issue any New Securities, without first again complying with the terms of the Preemptive Right.

2.2.7 Restriction on the Preemptive Right. To the extent the exercise of the Preemptive Right by either Investor will result the aggregate voting power of all Equity Securities held by such Investor and its Affiliates in Shanghai Hesai and/or Cayman Company exceeding the lower of: (a) 30%, or (b) the aggregate voting power of all Equity Securities directly or indirectly held by the Key Parties (the “Investor’s Shareholding Limitation”), such Investor shall not exercise or fully exercise its Preemptive Right regarding the purchase of the New Securities so that the aggregate voting power of all Equity Securities held by such Investor and its Affiliates in Shanghai Hesai and/or Cayman Company will not exceed the Investor’s Shareholding Limitation.

Strictly Confidential

2.3            Restriction on Transfer

None of the Key Parties shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any interest in any Equity Securities of the Group Companies now or hereafter directly or indirectly owned or held by such Key Party, without the prior written consent of the holders of majority voting power of the Class B Ordinary Shares, except for (a) any transfer of Equity Securities among the Founders or their Founder Holdcos, and (b) any transfer to the parents, children or spouse, or to trusts for the benefits of such Founder for bona fide estate planning purposes, provided that, prior to the completion of such Transfer, each transferee mentioned in the above items (a) and (b) shall have executed a deed of adherence to assume the obligations of such Key Party under this Agreement, with respect to the transferred Equity Securities; provided further, that the Key Party shall remain liable for any breach by its transferee under item (b) of any provision under this Agreement.

2.4            Right of First Refusal.

2.4.1 General. Without prejudice to the restriction on transfer as provided in Section 2.3, the Investors shall have a right (the “Right of First Refusal”) to purchase all or any part of its ROFR Pro Rata Share regarding the Equity Securities of Shanghai Hesai or Cayman Company that any Key Party (the “Transferor”) may propose to Transfer (the “Transfer Shares”) to any potential transferee (the “Potential Transferee”), at the same price and subject to the same material terms and conditions proposed in the Transfer Notice (as defined in Section 2.4.3).

2.4.2 ROFR Pro Rata Share. Each Investor’s “ROFR Pro Rata Share” for purposes of the Right of First Refusal under this Section 2.4 shall be the product obtained by multiplying the aggregate number of the Transfer Shares by a fraction, the numerator of which is the number of ordinary shares held by such Investor at the time of the transaction and the denominator of which is the total number of ordinary shares owned by all the shareholders other than the Transferor of Shanghai Hesai or Cayman Company (as applicable).

2.4.3 Procedure. The Transferor shall give the Investors and the Group Company a written notice (the “Transfer Notice”) describing (i) type and number of the Transfer Shares to be transferred, (ii) identity of the Potential Transferee, and (iii) price and other material terms upon which the Transferor proposes to Transfer the Transfer Shares. Each Investor shall have twenty (20) days from the date of receipt of any such Transfer Notice to agree in writing to purchase all or portion of the ROFR Pro Rata Share at a price and upon material terms and conditions not less favorable than as described in the Transfer Notice by notifying the Transferor and the Group Company in writing of the number of Transfer Shares to be purchased.

2.4.4 Permitted Transfer to the Potential Transferee. For a period of sixty (60) days following the expiration of the last period during which the Investors may elect to purchase any Transfer Shares, the Transferor may sell any Transfer Shares with respect to which the Investor’s Right of First Refusal were not exercised, to the Potential Transferee identified in the Transfer Notice and at a price and upon terms not more favorable than specified in the Transfer Notice. In the event that the Transferor has not sold such Transfer Shares within such sixty (60) day period, the Transferor shall not thereafter sell any Equity Securities, without first again complying with the terms of the Right of First Refusal.

Strictly Confidential

2.4.5 Restriction on the Right of First Refusal. To the extent the exercise of the Right of First Refusal by either Investor will result the aggregate voting power of all Equity Securities held by such Investor and its Affiliates in Shanghai Hesai and/or Cayman Company exceeding the Investor’s Shareholding Limitation, such Investor shall not exercise or fully exercise its Right of First Refusal regarding the purchase of the Transfer Shares so that the aggregate voting power of all Equity Securities held by such Investor and its Affiliates in Shanghai Hesai and/or Cayman Company will not exceed the Investor’s Shareholding Limitation, provided that, this restriction on Investor’s Right of First Refusal shall neither apply to the Transfer of any Equity Securities of the Group Companies by Key Parties which will result in a change of Control of the Cayman Company or Shanghai Hesai, nor apply to any Transfer of any Equity Securities of the Group Companies by Key Parties thereafter.

2.5            Information and Inspection Rights.

2.5.1 Information. So long as the Investor directly or indirectly holds the outstanding Equity Securities of the Cayman Company or Shanghai Hesai representing no less than 2% shareholding in the Cayman Company or Shanghai Hesai (on a fully diluted and as converted basis), the Cayman Company or Shanghai Hesai (as applicable) shall, and each Warrantor shall cause the Group Companies to deliver to the Investor:

(i)            within ninety (90) days after the end of each fiscal year, a consolidated annual financial statement for such year, audited and certified by any reputable accounting firm acceptable to the Board;

(ii)            within forty-five (45) days after the end of each fiscal quarter, the unaudited quarterly consolidated financial statements, including the balance sheet, the profit and loss statement and the cash flow statement for such fiscal quarter;

(iii)            no later than thirty (30) days prior to the end of each fiscal year, an annual budget, including the investment in the fixed assets, the operational budget and the strategic plan for next fiscal year, as approved by the Board; and

(iv)            such other business, operational and/or financial data and information as the Investor may reasonably request from time to time.

All the financial statements to be delivered pursuant to this Section 2.5, including without limitation the income statement, the balance sheet and the cash flow statement, shall be prepared in accordance with the accounting standard acceptable to the Board.

2.5.2 Inspection Rights. The Warrantors covenant and agree that, as long as the Investor directly or indirectly holds the outstanding Equity Securities of the Cayman Company or Shanghai Hesai representing no less than 3% shareholding in the Cayman Company or Shanghai Hesai (on a fully diluted and as converted basis), the Investor shall have the right, at its own expense so as not to unreasonably interfere with the normal business operations of the Group Company: (a) to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company, and (b) with the prior consent of the Founders, to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

2.5.3 Notwithstanding anything contrary in this Agreement but subject to Section 2.8, the Parties further agree that, in the event that the shareholding percentage of the Investor in the Cayman Company or Shanghai Hesai is diluted to less than 2% by the issuance of New Securities of the Group Companies, and the Investor reasonably require the Group Companies to provide financial statements, other necessary information or assistance according to the applicable Laws and regulations, internal control or compliance requirements, or requirements from the applicable Governmental Authorities, the Group Company shall, and each Warrantor shall cause the Group Companies to, upon such reasonable request of the Investor, provide such information and/or assistance to the Investor, on the premise that providing such information and assistance would not interfere with the Company’s normal business operations.

2.6            Anti-dilution

2.6.1 Without prejudice to the Investor’s right as provided in Section 2.2.1, in the event of any issuance of New Securities of the Cayman Company at any time after the Effective Date at a purchase price per share less than the Purchase Price per share of the Class B Ordinary Shares of the Cayman Company purchased by the Investor pursuant to the Purchased Agreement (the “Original Price”, as adjusted for share splits, share consolidations, share dividends, recapitalizations and the similar events), the Investor shall be entitled to request the Cayman Company to, and the Cayman Company shall upon such request, issue New Securities to the Investor so that the Original Price shall effectively be reduced to a price determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(i)            CP2 shall mean the Original Price reduced in accordance with this Section 2.6 immediately after the issuance of the New Securities;

(ii)            CP1 shall mean the Original Price;

(iii)            “A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of New Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of ESOP, warrants or other option outstanding immediately prior to such issue;

(iv)            “B” shall mean the number of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)            “C” shall mean the number of such New Securities issued in such transaction.

Strictly Confidential

2.7            Board Observer

The Investor shall, for so long as it directly or indirectly holds outstanding Equity Securities of the Cayman Company or Shanghai Hesai representing no less than 5% shareholding in the Cayman Company and Shanghai Hesai (provided that, as it pertains to GSPR IV Holdings Limited, the aforementioned shareholding threshold shall be 4%), be entitled to designate a representative (the “Board Observer”) to attend all meetings of the Board (including any committees thereof) of the Cayman Company, or all meetings of the board of directors (including any committees thereof) of Shanghai Hesai (as applicable) in a non-voting observer capacity. The Cayman Company or Shanghai Hesai shall provide each Board Observer with notice of all meetings of the board of directors (including any committees thereof) as well as copies of all notices, minutes, consents, and other material that it provides to members of the board of directors (including any committees thereof), at the same time and in the same manner as they are provided to such members. The Investor may at any time remove its own designated representative from the seat of the Board Observer and fill such vacancy with another representative.

2.8            Competing Business Restriction

Notwithstanding anything provided in contrary in this Agreement, if the Investor (1) is a Strategic Investor, (2) has engaged in autonomous driving industry, 3D sensor industry or LiDAR industry (the “Group’s Business”), (3) has invested in any competitor of the Company, or (4) has any business cooperation with any competitor of the Company, whether directly or indirectly, then (a) the right of such Investor to appoint one (1) Board Observer to the Board as provided in Section 2.7 hereof (if any) shall be void and terminated immediately and automatically, and (b) the information and inspection rights as provided in Section 2.5 hereof shall be no longer available to or applicable to such Investor, provided that (i) such Investor shall still have the right to receive financial statements provided by the Group Companies in accordance with Section 2.5.1(i) and Section 2.5.1(ii) hereof, and (ii) to the extent such Investor is a listed company or an Affiliate of a listed company, the Company shall provide reasonable assistance in respect of any other information as reasonably requested by such Investor for mandatory disclosure purpose.  For the purpose of this Agreement, a “Strategic Investor” shall mean a Person engages in, whether directly or indirectly, whether by itself or through its affiliate (for the purpose of this Article 2.8, the “affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person), (i) autonomous driving, (ii) automobile industry, (iii) upstream or downstream industry related to the Group’s Business; or (iv) other business that compete with the Group’s Business.

2.9            For the avoidance of any doubt, if the Investor elects to exercise its rights set forth in Section 2 in this Agreement during the time when it is a provider of Convertible Loan, such rights shall apply to such Convertible Loan on an as-converted basis into ordinary shares of the Cayman Company or Shanghai Hesai (as applicable) pursuant to the terms and conditions in the Purchase Agreement or any other Transaction Documents.

3. arrangement of preferences and rights

3.1            In the event that the Cayman Company fails to complete the Oversea IPO within twelve (12) months following the date hereof, the Ordinary Shares held by the Investors in the Cayman Company shall be redesignated as preferred shares. The preferences and rights granted to such preferred shares (a) shall be at least equal to the Previous Preferences granted to Prior Investors under the Original JV Contract (except for (i) the right to appoint directors, (ii) the rights specifically granted to Baidu or Bosch and (iii) the rights conditioned on shareholding requirement, provided that if the Investor’s shareholding percentage meets such shareholding requirement, then the exception in above item (iii) shall not apply), (b) shall at least include the rights, privileges and protections granted to the Investors under this Agreement; and (c) shall have the liquidation preference right and the redemption right in preference and senior to such rights that the Prior Investors are entitled to under the Original JV Contract in respect of the order of payment of shareholders’ liquidation preference or redemption price. Each Warrantor shall, and shall cause the other existing shareholders of Shanghai Hesai and/or Cayman Company to negotiate in good faith and execute with the Investors the shareholder agreement and/or other further instruments and documents with respect to the restatement of rights and obligations of shareholders.

Strictly Confidential

3.2            Except for the Registration Rights granted to the Investors in accordance with Section 2.1 of this Agreement, the preferences and rights granted to any Ordinary Shares and/or preferred shares held by the Investors shall terminate upon the completion of the Oversea IPO.

4. Other provisions

4.1            Most Favored Nations. The Warrantors covenants that, except otherwise disclosed to the Investor, the share purchase agreements and side agreements to be entered into by and between the Warrantors and any of the Co-Investors shall be in the forms substantially the same with the Share Purchase Agreement and this Agreement entered into by and between the Warrantors and the Investor. If any Warrantor grants, issues, or provides any Existing Shareholders (as defined in Schedule C of the Purchase Agreement) or any Co-investors (each, a “Relevant Person”) any right, interest, benefit, privilege or protection more favorable than those granted to the Investors (except for (i) the right to appoint directors, (ii) the rights specifically granted to Baidu or Bosch under the Original JV Contract, and (iii) the rights conditioned on shareholding requirement, provided that if the Investor’s shareholding percentage meets such shareholding requirement, then the exception in above item (iii) shall not apply), the Investors shall automatically be granted and have such more favorable rights, interests, benefits, privileges and protections pari passu with such Relevant Person, or if the restrictions that such Relevant Persons are subject to are less restrictive than those that the Investors are subject to, the Investors shall only be subject to such less restrictive restrictions.

4.2            Notwithstanding anything contrary as provided in the Purchase Agreement, including but not limited to Section 10.3 (Entire Agreement), this Agreement shall constitute contractual obligations effective, enforceable and binding among the Parties with respect to the subject matter hereof. If there is any conflict or inconsistency between the provisions of this Agreement and the Transaction Documents, this Agreement shall prevail. The Warrantors further covenant to the Investors that the Investors’ rights and privileges under this Agreement shall not be jeopardized because of the lack of a shareholders agreement among all the shareholders of the Cayman Company and/or Shanghai Hesai and the Warrantors shall ensure the full realization of the Investor’s rights and privileges under this Agreement.

Strictly Confidential

4.3            Indemnification. Each Warrantor hereby agrees to, jointly and severally, indemnify and hold harmless the Investor, and its Affiliates, directors, officers, agents, employees and assigns, from and against any and all Indemnifiable Losses, resulting from, or arising out of or due to any breach by any Warrantor of any representations, covenants or agreements in this Agreement, provided that Section 8.3 (Limitation on Indemnification) in the Purchase Agreement shall also apply mutatis mutandis to this Agreement as if set out herein, as if references in those clauses to “this Agreement” are references to this Agreement and references in those clauses to “Parties” are references to parties of this Agreement

4.4            Amendment and Modification. Any term of this Agreement may be amended only with the written consent of the Parties and any Party may waive any of its rights hereunder without obtaining the consent of any other Party. Any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for the benefit of such waiving party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Parties.

4.5            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights and obligations herein may not be assigned by the Warrantors without the prior written consent of the Investor. This Agreement and the rights and obligations herein may be assigned by the Investors without the prior written consent of the other Parties.

4.6            The parties to this Agreement agree that Sections 9 (Confidentiality and Disclosure), Section 10.1 (Governing Law), Section 10.4 (Notices), Section 10.6 (Delays or Omissions), Section 10.8 (Interpretation; Title and Subtitles), Section 10.9 (Counterparts), Section 10.10 (Severability), Section 10.11 (Pronouns and etc.) and Section 10.12 (Dispute Resolution) in the Purchase Agreement shall apply mutatis mutandis to this Agreement as if set out herein, as if references in those clauses to “this Agreement” are references to this Agreement and references in those clauses to “Parties” are references to parties of this Agreement.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

THE CAYMAN COMPANY:

Hesai Group

By:	/s/ Yifan Li
Name: Yifan Li
Title: Director

THE HK COMPANY:

Hesai Hong Kong Limited

By:	/s/ Kai Sun
Name: Kai Sun
Title: Director

[Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SHANGHAI HESAI:

Shanghai Hesai Technology Co., Ltd.

(上海禾赛科技有限公司)

By:	/s/ Yifan Li
Name: Yifan Li
Title: Authorized Signatory
Company seal: /s/ Shanghai Hesai Technology Co., Ltd.

[Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

THE FOUNDER HOLDCOS:

Rock Ocean Limited

By:	/s/ Kai Sun
Name: Kai Sun
Title: Director

Fermat Star Limited

By:	/s/ Kai Sun
Name: Kai Sun
Title: Director

Asian LBJ Limited

By:	/s/ Yifan Li
Name: Yifan Li
Title: Director

ALBJ Limited

By:	/s/ Yifan Li
Name: Yifan Li
Title: Director

[Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

THE FOUNDER HOLDCOS:

Balamb Limited

By:	/s/ Shaoqing Xiang
Name: Shaoqing Xiang
Title: Director

Galbadia Limited

By:	/s/ Shaoqing Xiang
Name: Shaoqing Xiang
Title: Director

THE FOUNDERS:

/s/ Kai Sun
Name: Kai Sun

/s/ Yifan Li
Name: Yifan Li

/s/ Shaoqing Xiang
Name: Shaoqing Xiang

[Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

[Name of investor]

By:
Name:
Title:

[Signature Page to Agreement]

Schedule A - Key Parties

Founder	Founder Holdcos	PRC Identity Number of the Founder
Mr. Kai Sun

Rock Ocean Limited, a company established and validly existing under the laws of the British Virgin Islands; and

Fermat Star Limited, a company established and validly existing under the laws of the British Virgin Islands

[**********]

Mr. Yifan Li

Asian LBJ Limited, a company established and validly existing under the laws of the British Virgin Islands; and

ALBJ Limited, a company established and validly existing under the laws of the British Virgin Islands

[**********]

Mr. Shaoqing Xiang

Balamb Limited, a company established and validly existing under the laws of the British Virgin Islands; and

Galbadia Limited, a company established and validly existing under the laws of the British Virgin Islands

[**********]

Schedule A

Schedule B – Registration Rights

1.   Definition.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Holders” means the holders of Registrable Securities and their transferees.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Cayman Company, including without limitation, the preferred shares (if any).

“Registrable Securities” means (i) Class B Ordinary Shares of the Cayman Company purchased by the Investor, (ii) Class B Ordinary Shares of the Cayman Company issued or issuable upon conversion of the Class A Ordinary Shares, and (iii) any Class B Ordinary Shares of the Cayman Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the shares referred in item (i) and (ii) herein, for the avoidance of doubt, the Ordinary Shares held by the Key Parties shall not be deemed as the Registrable Securities.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

All the capitalized terms used but not defined in this Schedule shall have the meanings as set forth in the Agreement.

Schedule B - 1

2.   Demand Registration.

2.1            Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fourth (4th) anniversary of the Effective Date or (ii) the date that is six (6) months after the consummation of the Overseas IPO, Holder(s) holding at least 10% or more of the issued and outstanding Registrable Securities (on an as-converted basis) may request in writing that the Cayman Company effect a Registration for at least 25% of their Registrable Securities on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Cayman Company shall (x) within (10) Business Date of the receipt of such written request give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonably best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after receipt of the written notice from the Cayman Company, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Cayman Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2            Registration on Form F-3 or Form S-3. The Cayman Company shall use its reasonably best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Cayman Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Cayman Company to file, in any jurisdiction in which the Cayman Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holder of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Cayman Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonably best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Cayman Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Cayman Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12) month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

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2.3            Right of Deferral.

(i) The Cayman Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)            if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Cayman Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within ninety (90) days of receipt of that request; provided, that the Cayman Company is actively employing in good faith its reasonably best efforts to cause that Registration Statement to become effective within ninety (90) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)            during the period starting with the date of filing by the Cayman Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Cayman Company; provided, that the Holders are entitled to join such Registration in accordance with Section 3 other than an Exempt Registration; or

(3)            in any jurisdiction in which the Cayman Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Cayman Company is already subject to service of process in such jurisdiction.

(ii) If, after receiving a request from Investor pursuant to Section 2.1 or Section 2.2 hereof, the Cayman Company furnishes to the Holders a certificate signed by the chief executive officer of the Cayman Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Cayman Company or its members for a Registration Statement to be filed in the near future, then the Cayman Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Cayman Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Cayman Company may not Register any other its securities during such period (except for Exempt Registrations).

2.4            Underwritten Offerings. If, in connection with a request to Register the Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Cayman Company as a part of the request, and the Cayman Company shall include such information in the written notice to other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Cayman Company and reasonably acceptable to the Holders of a majority voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Cayman Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (including the Equity Securities held by employees and directors of the Cayman Company) from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by the Holders to be included; provided that the Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Cayman Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Cayman Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Cayman Company or the underwriters may round the number of shares allocated to the Investor to the nearest one hundred (100) shares.

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3.   Piggyback Registrations.

3.1            Registration of the Cayman Company’s Securities. Subject to the terms of this Agreement, if the Cayman Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Cayman Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Cayman Company shall use its reasonably best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Cayman Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Cayman Company, all upon the terms and conditions set forth herein.

3.2            Right to Terminate Registration. The Cayman Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Cayman Company in accordance with Section 4.3.

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3.3            Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Cayman Company’s Equity Securities, the Cayman Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Cayman Company and setting forth such terms for the underwritten offering as have been agreed upon between the Cayman Company and the underwriters. In the event the underwriters advise the Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (including the Equity Securities held by employees and directors of the Cayman Company and except for securities sold for the account of the Cayman Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Cayman Company or the underwriters may round the number of shares allocated to the Investor to the nearest one hundred (100) shares.

(ii) If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Cayman Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4            Exempt Registrations. The Cayman Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Cayman Company (i) relating solely to the sale of securities to participants in a Cayman Company share incentive plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.   Registration Procedures.

4.1            Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Investor, the Cayman Company shall, as expeditiously as reasonably possible:

(i) prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonably best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred and twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred and twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

Schedule B - 5

(ii) prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) furnish to the Investor the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) use its reasonably best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Cayman Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi) promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Cayman Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

Schedule B - 6

(vii) furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Cayman Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Cayman Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonably best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Cayman Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) not, without the written consent of the Holders of at least a majority of voting power of the then issued and outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x) provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Cayman Company’s securities are then traded or, in connection with an Overseas IPO, the primary exchange on which the Cayman Company’s securities will be traded.

4.2            Information from Holder. It shall be a condition precedent to the obligations of the Cayman Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Cayman Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3            Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Cayman Company and reasonable fees and disbursement of one counsel for the Investor, and if requested by the Cayman Company, the Cayman Company’s underwriter or underwriters, or any of their counsels, the costs and expenses incurred in connection with any special legal opinion, shall be borne by the Cayman Company. Notwithstanding the foregoing, the Cayman Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.3 if (x) the registration request is subsequently withdrawn at the request of the Holder, and (y) such request does not constitute one (1) demand registration as defined under Section 2.1 or Section 2.2. In addition, the Company shall not be required to pay for expense for any special audit conducted for the purpose of such Registration in excess of US$25,000 (in which case, all participating Holders shall bear such excess special audit expense pro rata based upon the number of Registrable Securities to be Registered in such Registration).

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5.   Registration-Related Indemnification.

5.1            Cayman Company Indemnity.

(i) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Cayman Company will indemnify to the fullest extent permitted by Law and the Restated M&A and hold harmless such Holder, such Holder’s partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Cayman Company and relate to action or inaction required of the Cayman Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Cayman Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Cayman Company will reimburse, as incurred, each such Holder, underwriter or Person who controls (as defined in the Securities Act) the Investor or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Cayman Company (which consent shall not be unreasonably withheld or delayed), nor shall the Cayman Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

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5.2            Holders Indemnity.

(i) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Cayman Company, its directors and officers, any underwriter (as defined in the Securities Act), any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Cayman Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each of such Holders will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3            Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4            Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) a Holder will not be required to contribute any amount (after combined with any amounts paid by the Investor pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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5.5            Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6            Survival. The obligations of the Cayman Company and Investor under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.   Additional Registration-Related Undertakings.

6.1            Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Cayman Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Cayman Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Cayman Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Cayman Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Cayman Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Cayman Company for an offering of its securities to the general public by the Cayman Company, promptly furnish to the Holder holding Registrable Securities, upon request (a) a written statement by the Cayman Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Cayman Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Cayman Company and such other reports and documents as filed by the Cayman Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Cayman Company’s Securities are listed).

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6.2            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Cayman Company shall not, without the written consent of the holders of majority voting power of Class B Ordinary Shares, enter into any agreement with any holder or prospective holder of any Equity Securities of the Cayman Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 1 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Cayman Company to include such Equity Securities in any Registration filed under Section 1 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3            Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Overseas IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period, provided that the Investor has received a special legal opinion issued by a qualified counsel, at the cost of the Group Companies, confirming that the Investor meets the requirements of Rule 144 of the Securities Act (or any rules comparable thereto under Applicable Securities Laws of any jurisdiction where the Cayman Company’s Securities are listed).

6.4            Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Cayman Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Cayman Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the Holder.

6.5            Intent. The terms of Sections 1 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Cayman Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii) it is agreed that the Cayman Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the shareholders of the Cayman Company to ensure that the spirit and intent of this Agreement will be realized and that the Cayman Company is committed to take such actions as are necessary such that the shareholders of the Cayman Company will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Cayman Company had listed Ordinary Shares in lieu of such derivative securities.

7.   Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Investor hereunder (including, without limitation, registration rights) are assignable, and the obligations of the Investor hereunder are transferrable, in each case, to an Affiliate, or to a third party in connection with the transfer of Equity Securities of the Cayman Company held by such Investor to such third party but only to the extent of such transfer. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned or transferred without the mutual written consent of the other Parties except as expressly provided herein.

Schedule B - 11

Schedule of Material Differences

One or more entities entered into Agreement with the Registrant, Hesai Hong Kong Limited, Hesai Technology Co., Ltd. and the founders using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

Name of Investor	Execution Date
Hubei Xiaomi Yangtze River Industry Fund, LL.P. (湖北小米长江产业基金合伙企业(有限合伙))	May 17, 2021
Fast Pace Limited	May 17, 2021
CPandar Investment Limited	May 11, 2021
GSPR IV Holdings Limited	May 10, 2021
Solid Bit Hong Kong limited	May 10, 2021
Lightspeed Opportunity Fund, L.P.	May 19, 2021
SMRS-TOPE LLC	May 10, 2021
KGT Strategic Private Investments, LP	May 10, 2021
Pantheon Access Co-Investment Program, L.P. – Series 151	May 10, 2021
Moonrise China Partners I LP	May 10, 2021
Qiming Venture Partners VI, L.P.	May 11, 2021
Qiming Managing Directors Fund VI, L.P.	May 11, 2021
Pagoda Innovation Partners L.P.	May 11, 2021
HT Global Investment Limited	May 10, 2021
PANGU VC INC	May 14, 2021